CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Trustees and Shareholders
Putnam Strategic Income Fund:

We consent to the use of our report dated May 8, 2001, incorporated in this Registration Statement by reference, to the Putnam Strategic Income Fund and to the references to our firm under the captions "Financial highlights" in the prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                 /s/KPMG LLP
Boston, Massachusetts
July 24, 2001